Exhibit 13.1

Myomo Inc. Present at the 9th Annual LD Micro Main Event

Cambridge, MA, November 29, 2016 -- Myomo, Inc., a commercial-stage medical robotics company whose products enable users to overcome upper extremity paralysis (www.myomo.com), today announced that Chief Executive Officer, Paul Gudonis, is scheduled to present at the 9th Annual LD Micro Main Event. Myomo, Inc. has confidentially submitted a Form 1-A with the Securities and Exchange Commission (SEC) relating to the proposed initial public offering of its common stock under the recently amended provisions of Regulation A pursuant to the Jumpstart Our Business Startups (JOBS) Act of 2012.   Myomo intends to apply for listing its common stock on the NYSE MKT under the ticker symbol "MYO."

LD Micro Main Event

When: December 6-8, 2016

Where: Luxe Sunset Boulevard Hotel in Los Angeles, CA

Presentation Day and Time: Wednesday, December 7th at 4:00 pm PST

Presentation Room: Track 4

Additionally, management will be available for one-on-one meetings with attendees throughout the conference. Investors are encouraged to contact their LD Micro representative or TriPoint Global Equities at sales@tpglobal.com to request a meeting with management.

Investors may obtain more information on Myomo and register indications of interest at http://www.banq.co/causes/myomo

Myomo intends to use the proceeds from the offering to fund its sales and marketing expansion, product development, repayment of debt and for working capital and other general corporate purposes.

Myomo specializes in myoelectric orthoses for people with neuromuscular disorders. Myomo developed the MyoPro® product line which is based on its patented myoelectric technology developed at the Massachusetts Institute of Technology (MIT). The orthosis, available on a physician’s order, is a non-invasive, powered brace used for the purpose of supporting and moving a patient’s weak or deformed arm and hand to re-enable functional activities. The company’s products can help restore function in individuals with neuromuscular conditions such as stroke, peripheral nerve injury, spinal cord injury, ALS, and others.

The amendments to Regulation A, known as "Regulation A+," were adopted by the SEC pursuant to Title IV of the JOBS Act and became effective in June 2015. Regulation A+ is designed to allow early stage growth companies to raise up to $50 million in a public offering through a process that provides streamlined and lower-cost access to the capital markets for the issuer and provides investors the opportunity to participate in an IPO for these potentially high growth companies.

Myomo, Inc. is currently a privately held company headquartered in Cambridge, MA. For more information please visit www.myomo.com.

About LD Micro

LD Micro was founded in 2006 with the sole purpose of being an independent resource in the microcap space. What started out as a newsletter highlighting unique companies has transformed into an event platform hosting several influential conferences annually (Invitational, Summit, and Main Event). In 2015, LDM launched the first pure microcap index (the LDMi) to exclusively provide intraday information on the entire sector. LD will continue to provide valuable tools for the benefit of everyone in the small and microcap universe. For those interested in attending, please contact David Scher at david@ldmicro.com or visit www.ldmicro.com/events for more information.

Forward-Looking Statements

This press release may include ''forward-looking statements.'' To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking.  Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the offering statement we have filed with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Energy Hunter does not undertake any duty to update any forward-looking statements except as may be required by law.

Legal Disclaimer

The offering will be made only by means of an offering circular. An offering statement on Form 1-A relating to these securities has been filed confidentially with the Securities and Exchange Commission but has not yet become qualified.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A+ offering is non-binding and involves no obligation or commitment of any kind.

Contact:

Alan Weinberg

Director of Marketing

Myomo, Inc.

(617) 861-4191

alan@myomo.com

SHAREHOLDER UPDATE – SEPTEMBER 2016

Myomo Initial Public Offering (IPO) Plans Underway

As discussed in my June 2016 Shareholder Report, we have begun the process of raising growth capital through a public offering of Myomo shares in the coming months. We are planning to conduct an IPO under the new Regulation A+ (Reg A+) rules issued by the Securities and Exchange Commission (SEC), as outlined in the JOBS Act passed by Congress several years ago.

We have been working with the team consisting of New York-based investment bank TriPoint Global Equities, law firm Duane Morris, and digital media firm CrowdFundX to prepare the company’s SEC filings and to conduct the public offering. The next step is to file Myomo’s registration statement, Form 1A, with the SEC, which triggers the IPO process. After the SEC reviews and qualifies the offering (which typically takes 90 days), we will be in a position to accept orders for the newly-issued stock.

We have held discussions with the major stock exchanges, and we expect to be the first of the Reg A+ IPO companies to be listed on the New York Stock Exchange’s small-company exchange, the NYSE MKT. In the photo below, I (center) am standing with Mark Elenowitz, CEO of TriPoint (right) and Paul Dorfman (left) of the NYSE during our visit to the trading floor this summer. Subject to meeting their listing requirements upon completion of the IPO, Myomo will be traded under the symbol “MYO,” and we will be a full-reporting company issuing quarterly and annual financial statements and other filings to our shareholders.

As the trading date for the Myomo shares approaches, we will send information to our shareholders about their current share holdings, how to purchase additional shares at the IPO if interested, and other related information. While we expect to conclude this IPO process over the next 4-6 months, stock markets are volatile, and there can be no assurance that we will be able to successfully complete this transaction in this time period.

New Audit Firm Selected: Marcum LLP

To prepare the company’s financial statements for the IPO, the Board of Directors has selected Marcum LLP as our auditors going forward. In the past, we have used DiCicco… a small regional firm as our audit firm; however, they only serve privately-held companies. After interviewing several firms which audit publicly-held companies, we engaged Marcum LLP to re-audit the past two years and to provide the financial statements to be included in our Form 1A filing. They have experience with medical device companies as well as firms which are going through the Reg A+ IPO process.

2nd Quarter Orders Continue on Growth Track

I’m pleased to report that new orders (bookings) in the second quarter of 2016 have continued on their growth trajectory. With the introduction of the MyoPro Motion G (powered arm and grasp), our order value per unit has increased, and we are providing this new product to a growing number of patients: Veterans at the VA hospitals in Cleveland, Columbus OH, and Sacramento CA; and Limb Lab, one of our MyoPro Specialty Center Orthotics and Prosthetics providers, has now fit its first Motion G user. In addition, Ossur’s quarterly minimum order commitment is also reflected in the results shown here:

INSERT CHART

Amy Knapp Appointed to Myomo Board of Directors

I’m pleased to welcome Amy Knapp, a former healthcare insurance executive, to our Board of Directors as we continue to expand the commercialization of the MyoPro product line. Her appointment adds to the depth of experience in the healthcare industry that characterizes the company’s board and management team.

While many private insurance payers, the VA system, and worker’s compensation plans have already covered the cost of a MyoPro for patients, Amy’s expertise in the field of reimbursement should enable increased access to our technology for individuals who need our devices to return to work and live independently, while reducing their overall healthcare costs.

Ms. Knapp stated, “Myomo offers a valuable solution to the many patients who are left with paralysis due to a stroke, spinal cord injury, or other neurological disorder. I look forward to working with the company in its mission to become the standard of care for those afflicted with upper extremity paralysis.”

Ms. Knapp has held a number of roles at United Health Group with profit and loss responsibility for various customer segment and regional business units as large as $15 billion in annual revenue.  She also serves on many healthcare related boards of directors including: Mt Sinai Medical Center (a thousand bed teaching hospital in Miami Beach); Affinity Health Plan (a Medicaid health plan in the Bronx); and Voxiva (a text based digital health and wellness company in Washington DC). She earned a BA from Pomona College, Claremont, CA and an MBA from the University of Southern California.

Standing Room Only for Myomo Workshop @ AOPA

Myomo conducted a Manufacturer’s Workshop at the American Orthotics and Prosthetics Association (AOPA) national conference for Certified Prosthetists and Orthotists (CPOs) who attended the event in Boston earlier this month. As shown in this photo from the session, Myomo General Manager, Jonathan Naft, CPO and Biomedical Engineer, introduced the clinical value of the MyoPro to a standing room only crowd of 45 participants in the class. The purpose of the training was to explain patient selection, the delivery process, and reimbursement. Sam Kesner, PhD, who heads Myomo’s research program also presented the very positive outcomes from several recent clinical studies.

National O&P Industry Magazine Features MyoPro on its Cover

O&P Edge, the widely-read publication for the Orthotics and Prosthetics industry, has put the MyoPro on the cover of its September 2016 issue. As you can see in this photo, the custom-fabricated MyoPro can be personalized for each user. In this case, Lucinda, who lost the ability to use her right arm and hand due to a stroke in 2009, has been fit with a MyoPro and has regained the ability to do household tasks such as cooking, cleaning, and doing her daughter’s hair. Lucinda has also returned to work, where she uses her MyoPro during the day so that she can use both arms again.

Financial Results for 2016 Year-to-Date

Since our financial statements are being re-audited by Marcum LLP in preparation for the IPO filing, we provide financial results for Q1 and Q2 2016 after their review. We expect to be distribute the Income Statement and Balance Sheet within the next few weeks.

At June 30, 2016, our cash balance was $650,000, and since then we have closed on $1M of new financing from the issuance of Convertible Notes to existing and new accredited investors. These Notes will convert into shares of Myomo’s common stock upon completion of the IPO.

A Busy Fall Season Ahead

For the remainder of 2016, we will focus on:

- Expanding the rollout of the new MyoPro Motion G product to additional

  MyoPro Specialty Centers and VA hospitals;

- Launching a new multi-site clinical study to further demonstrate the value of the MyoPro orthosis;

- Entering into an international distribution partnership to start in 2017 upon obtaining CE Mark for the MyoPro product line;

- Moving the IPO process forward with the SEC filing and introducing Myomo to prospective investors in our equity offering.

Thanks for your investment support to bring us to this point, and I look forward to raising the next round of growth capital so that we can invest in scaling up the business and delivering our products to a much larger number of individuals who can benefit from them.

I would also like to thank Steve Kelly, Myomo’s founder, for serving as Chairman of the Board of Directors during the past seven years. With the upcoming transition to a publicly-traded company, Steve recommended to the board that I assume the Chairman role from him, which the board approved. Steve continues in his role as Myomo’s Chief Operating Officer, overseeing Engineering and Operations for the company.

Paul R. Gudonis

Chairman and Chief Executive Officer

Board of Directors, Leadership Team Listing

Board of Directors

Steve Kelly
Chairman

Paul R. Gudonis
CEO

Thomas F. Kirk
Director

Byron Smith
Director

Thomas Crowley
Director

Corporate Advisors

Mitchell Bloom
Corporate Counsel, Goodwin Procter

Don J. Troy, CPA
DiCicco, Gulman & Company LLP

Karin Gregory
Legal Counsel, Furman, Gregory LLP

David Feldman
Partner, Duane Morris LLP

Scientific Advisory Board

Ross O. Zafonte, DO
Chair

Frederick Nahm, MD, PhD

Legal Disclaimer: Myomo, Inc. may undertake a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.

Leadership Team

Paul R. Gudonis
CEO

Steve Kelly
President and COO

Jonathan Naft
CPO, General Manager, O&P Division

Gene Tacy
VP Engineering

Davie Mendelsohn, RN
VP Sales and Clinical Services

Ralph Goldwasser
CFO*

Frederick Nahm, MD, PhD
Chief Medical Officer*

Alan Weinberg
Director Marketing*

*part-time

Regulation A+ Initial Public Offering and Plan to List on the NYSE MKT

Cambridge, MA, November 18, 2016 /MarketWired/ -- Myomo, Inc., a commercial-stage medical robotics company whose products enable users to overcome upper extremity paralysis (www.myomo.com), announced today that it has confidentially submitted a Form 1-A with the Securities and Exchange Commission (SEC) relating to the proposed initial public offering of its common stock under the recently amended provisions of Regulation A pursuant to the Jumpstart Our Business Startups (JOBS) Act of 2012. The number of shares to be offered and the price range for the proposed offering have not yet been determined. Myomo intends to apply for listing its common stock on the NYSE MKT under the ticker symbol "MYO."

TriPoint Global Equities, LLC, along with its online division BANQ®, will act as the lead managing selling agent and book runner for the offering. Investors may register indications of interest at www.banq.co.

Myomo intends to use the proceeds from the offering to fund its sales and marketing expansion, product development, repayment of debt and for working capital and other general corporate purposes.

Myomo specializes in myoelectric orthotics for people with neuromuscular disorders. Myomo developed the MyoPro® product line which is based on its patented myoelectric technology developed at the Massachusetts Institute of Technology (MIT). The orthosis, available on a physician’s order, is a non-invasive, powered brace used for the purpose of supporting and moving a patient’s weak or deformed arm and hand to re-enable functional activities. The company’s products can help restore function in individuals with neuromuscular conditions such as stroke, peripheral nerve injury, spinal cord injury, ALS, and others.

The amendments to Regulation A, known as "Regulation A+," were adopted by the SEC pursuant to Title IV of the JOBS Act and became effective in June 2015. Regulation A+ is designed to allow early stage growth companies to raise up to $50 million in a public offering through a process that provides streamlined and lower-cost access to the capital markets for the issuer and provides investors the opportunity to participate in an IPO for these potentially high growth companies.

Myomo, Inc. is currently a privately held company headquartered in Cambridge, MA. For more information please visit www.myomo.com.

Forward-Looking Statements

This press release may include ''forward-looking statements.'' To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the offering statement we have filed with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Energy Hunter does not undertake any duty to update any forward-looking statements except as may be required by law.

Legal Disclaimer

The offering will be made only by means of an offering circular. An offering statement on Form 1-A relating to these securities has been filed confidentially with the Securities and Exchange Commission but has not yet become qualified.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A+ offering is non-binding and involves no obligation or commitment of any kind.

Contact:

Alan Weinberg

Director of Marketing

Myomo, Inc.

(617) 861-4191

alan@myomo.com

Regulation A+ Indications of Interest Email (Mark Elenowitz)

Thank you for your interest in Myomo, Inc.  We have received your initial indication.

Myomo is currently  is "Testing the Waters" under Regulation A under the Securities Act of 1933, as amended. This process allows companies to determine whether there may be interest in an eventual offering of its securities. Myomo, Inc. is not under any obligation to make an offering under Regulation A. No money or other consideration is being solicited in connection with the information provided, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A has been filed and until the offering statement is qualified pursuant to Regulation A of the Securities Act of and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any person's indication of interest involves no obligation or commitment of any kind. The information in that offering statement will be more complete than the information Myomo, Inc. is providing now, and could differ materially. You must read the documents filed. No offer to sell the securities or solicitation of an offer to buy the securities is being made in any state where such offer or sale is not permitted under the "blue sky" or securities laws thereof. No offering is being made to individual investors in any state unless and until the offering has been registered in that state or an exemption from registration exists therein.

You can visit http://www.banq.co/causes/myomo  to view additional information on Myomo Inc. offering.   We will also be in touch with you as the offering progresses and provide you with instructions on how to open an account, review the Form 1a and subscribe to the offering.   If you have any additional questions feel free to reach out directly to myself or inquiries@banq.co.

Mark Elenowitz

CEO

TriPoint Global Equities, LLC

1450 Broadway, 26th Fl

New York, NY 10018

Direct (917) 512-0822

(212) 732-7184  Fax (646) 786 3454

Mobile (516) 987-3155

mark@tripointglobalequities.com

www.tripointglobalequities.com

www.banq.co

Member FINRA/SIPC

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Ottobock and Myomo Enter into Exclusive Global Distribution Agreement

Companies form sales partnership to offer myoelectric orthotic technology in select markets starting January 1, 2017

AUSTIN, Texas and CAMBRIDGE, Mass. (December 19, 2016) — Ottobock, a world market leader in technical orthopedics, and Myomo, Inc., a leading manufacturer of myoelectric orthotics, have reached an agreement for Ottobock to exclusively distribute the Myomo® patented MyoPro® orthosis technology globally, starting with select markets in North America and Germany.

The MyoPro is a custom orthosis, based on technology developed at the Massachusetts Institute of Technology, that has been prescribed to help support and restore function for people who have a paralyzed arm as a result of a stroke, spinal cord injury, nerve damage such as a brachial plexus injury, or progressive conditions such as multiple sclerosis (MS) or amyotrophic lateral sclerosis (ALS or “Lou Gehrig’s Disease”).

“Ottobock is committed to providing orthotic solutions to drive successful patient outcomes and meet the needs of the orthotist,” said Chris Nolan, Vice President of Orthotics for Ottobock North America. “Our partnership with Myomo will enable Ottobock to address the unmet needs of individuals with upper extremity paralysis with the MyoPro orthotic product line. We look forward to providing this innovative technology to help people maintain or regain their freedom of movement.”

Frank Bomers, Global Head of Orthotics for Ottobock, added, “Ottobock is excited to leverage the strength of our global sales organization to represent this innovative treatment for the patients we serve.”

“We are very pleased to enter into this agreement with Ottobock, a leader in the field of orthotics and prosthetics, so that we can broaden distribution of the MyoPro product line in the U.S. and in international markets served by Ottobock. We are often contacted by clinicians and patients from around the world seeking our devices to overcome their paralysis, and we now have a partner that can assist us in helping these individuals to return to work, live independently, and reduce their healthcare costs,” said Paul R. Gudonis, CEOof Myomo.

About Ottobock: Ottobock uses innovative technology, superior service, and world-class education to help people with physical mobility challenges. Established in 1919 in Germany, Ottobock opened its doors in the U.S. in 1958 and in Canada in 1978. Currently in its third generation as a privately held company, Ottobock offers products and services to help people maintain or regain their freedom of movement. www.ottobockus.com

About Myomo Inc.: Myomo, Inc. is a medical robotics company leading the way in providing myoelectric-controlled, powered braces (orthotics) that support weakened extremities. The company’s myoelectric orthotics have been prescribed to help support a limb and restore function by enabling individuals with various neurological conditions to self- initiate and control movement of their partially paralyzed limbs using their own musclesignals. The Myomo technology was originally developed at Massachusetts Institute of Technology in collaboration with medical experts affiliated with Harvard Medical School.
The company is headquartered in Cambridge, Mass.

Myomo is currently is "Testing the Waters" under Regulation A under the Securities Act of 1933, as amended. This process allows companies to determine whether there may be interest in an eventual offering of its securities. Myomo, Inc. is not under any obligation to make an offering under Regulation A. No money or other consideration is being solicited in connection with the information provided, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A has been filed and until the offering statement is qualified pursuant to Regulation A of the Securities Act of and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any person's indication of interest involves no obligation or commitment of any kind. The information in that offering statement will be more complete than the information Myomo, Inc. is providing now, and could differ materially. You must read the documents filed. No offer to sell the securities or solicitation of an offer to buy the securities is being made in any state where such offer or sale is not permitted under the "blue sky" or securities laws thereof. No offering is being made to individual investors in any state unless and until the offering has been registered in that state or an exemption from registration exists therein.

You can visit http://www.banq.co/causes/myomo to view additional information on Myomo Inc. offering. We will also be in touch with you as the offering progresses and provide you with instructions on how to open an account, review the Form 1a and subscribe to the offering.

BANQ is a division of TriPoint Global Equities, LLC. Member FINRA | SIPC

“ Enabling Human Potential With Wearable Robotics ” Investor Presentation 506(b) Private Placement | December 2016 Confidential Information – Not for Public Dissemination

Confidential Information – Not for Public Dissemination Legal Disclosures CONFIDENTIAL INFORMATION . This information is published solely for informational purposes and is not to be construed as a solicitation or an offer to buy any security or related financial instrument . The summary may include “forward - looking statements” with the meaning of Section 27 A of the Securities Act of 1933 and Section 21 E of the Exchange Act of 1934 and are intended to be covered by the safe harbor provisions for forward looking statements . This information is supplied from sources we believe to be reliable but we cannot guarantee accuracy . This document and the information contained herein is confidential . This document has been furnished to you solely for your information . The information contained herein may not be reproduced, disclosed or redistributed, in whole or in part, by mail, facsimile, electronic or computer transmission or by any other means to any other person, except with prior written consent of TriPoint Global Equities, LLC . The material has been prepared or is distributed solely for information purposes and is not a solicitation or an offer to buy any security or instrument or to participate in any trading strategy . Investors are cautioned that such forward - looking statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results . Investing in our securities involves a high degree of risk . Our company is at an early stage of its development and our securities may only be appropriate for long - term investment . You should purchase our securities only if you can afford to lose your entire investment . Legal Disclaimer : No money or other consideration is being solicited at this time with respect to an offering under Regulation A of the Securities Act of 1933 , as amended, and if sent in response for such an offering, it will not be accepted . No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U . S . Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date . An indication of interest made by a prospective investor in a Regulation A offering is non - binding and involves no obligation or commitment of any kind . 2

Confidential Information – Not for Public Dissemination Myomo = “My Own Motion” Developed from MIT licensed technology, Myomo provides the only commercially available upper extremity powered orthotics in the world today 3

Confidential Information – Not for Public Dissemination Medical Robotics Market Dynamics 4 Opportunity exists within the emerging medical robotics industry as Myomo is the only company ( i ) focused on upper extremities and (ii) still private Upper Extremity Lower Extremity Private Co Public Co

Confidential Information – Not for Public Dissemination Out of every 100 people you know at least one has some form of paralysis 5

Confidential Information – Not for Public Dissemination Success Stories Stroke survivor living independently 6 Brain injury, back at work Quadriplegic using arms again

Confidential Information – Not for Public Dissemination Large Unmet Need: Paralysis Population Data There are over 5.5 million individuals in the US with some form of paralysis - Christopher & Dana Reeve Foundation Source: Christopher & Dana Reeve Foundation Myomo estimates ~3 million cases of upper extremity paralysis in the US Stroke 29% Spinal Cord Injury 23% Multiple Sclerosis 17% Cerebral Palsy 7% Post - Polio Syndrome 5% Traumatic Brain Injury 4% Neurofibroma tosis 4% Unspecified Birth Defect 2% Other 9% Causes of Paralysis (N=5,596,000) Stroke Spinal Cord Injury Brachial Plexus Injury MS Traumatic Brain Injury ALS 7

Confidential Information – Not for Public Dissemination Significant Addressable Market Myomo’s Addressable Market Size (US): 25% of 3,000,000 Existing Cases of Upper Extremity Paralysis + 25% of 350,000 New Cases of Paralysis/Yr. = $10B Prevalence + $1.2B New Incidence/Yr. » Assumes average selling price of $12 - 15k per device Worldwide Market Opportunity: » Using US Addressable Market as a proxy, Management conservatively estimates Worldwide Addressable Market at >$30B, or 3x multiple 8

Confidential Information – Not for Public Dissemination Myomo Approach 9 Intersection of Neuroscience and Robotics Robotics Neuroscience

Confidential Information – Not for Public Dissemination How Does It Work? Myoelectric - control of exoskeletons at the intersection of Neuroscience & Robotics 10 Brain Signal EMG Signal Processing Brain Signal Movement!

Confidential Information – Not for Public Dissemination World Class Technology Defensible IP in a market that has been un - served until now » Exclusive license of technology from MIT - Company filed patents in US, EU and Japan » Commercial Stage; Registered with FDA as Class 1 Device - Non - invasive device, signals are read from sensors resting on skin » 3 rd generation MyoPro weighs 2 - 4 lbs - Each generation has offered more function, lighter weight and improved margins 11

Confidential Information – Not for Public Dissemination Myomo’s Evolution 12 R&D Phase I Initial “Go Deep” Commercialization Phase II Channel Expansion Phase III Broader Adoption Phase IV Standard of Care Phase V 2006 2011 2015 2018 2020

Confidential Information – Not for Public Dissemination Historical Unit Shipments Shipped total of 600 units since inception 13 0 100 200 300 400 500 600 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 e100 mPower MyoPro

Confidential Information – Not for Public Dissemination 3 rd Generation Product Line 3 rd Generation MyoPro is in market » Each generation has offered more function, lighter weight and improved margins » Platform technology based on myoelectric - control 14 [2006] [2006] MyoPro Elbow Training & Evaluation System Motion W (Wrist) Motion G (Powered Grasp) Pediatric (2017)

Confidential Information – Not for Public Dissemination Initial Commercialization Strategy “Go Deep”… Now Scale Up Highly leverage - able sales channel » 3,000 O&P clinics in the US » MyoPro is new product for established channel to patients » O&P clinics are in - network for insurance reimbursement Direct and reseller sales to VA hospital system » VA approved device for veterans with over 12 VA hospitals prescribing MyoPro’s » Myomo sales team » Ottobock begins selling MyoPro through its VA representatives in Jan 2017 International distribution via large O&P manufacturers and clinics » To be launched in 2017 15

Confidential Information – Not for Public Dissemination Utilize relationships in various sales channels to drive growth across various end markets Sales Strategy 16 Direct Sales Reseller O&P Clinics Veterans Patients w/ Private Insurance, Workers Comp Sales Channel Customer Group MyoPro Specialty Centers

Confidential Information – Not for Public Dissemination Reimbursement Overview » DME Misc. Code: L3999 » VA, Private Payers, Worker’s Comp » Pre - Authorizations, Appeals » Medicare HCPCS Code Application Planned 17 Hundreds of Devices Have Been Reimbursed to date …

Confidential Information – Not for Public Dissemination Reimbursement Roadmap Initial penetration of the VA system provides foundation to secure broad scale reimbursement 18 2016 2017 2018 Covered: L3999 Code Individual Cases HCPCS Code Application Unique Code, Policy & Allowable Individual Cases; Appeals MyoPro Added To Coverage Policies VA Private Payer Workers Comp Medicare

Confidential Information – Not for Public Dissemination Pricing & Reimbursement 19 MyoPro Elbow Motion W Motion G MSRP $ 36,000 $ 45,000 $ 86,000 Reimbursement Amount $ 22,000 - $28,000 $ 24,000 - $30,000 $ 45,000 – $60,000 Myomo’s Price to Channel $ 10,500 $ 15,500 $ 29,600

Confidential Information – Not for Public Dissemination Distribution and Payment Model Expansion of MyoPro Specialty Centers will drive patient volume and revenue growth 20 Device $ Bill $ MyoPro Specialty Center Myomo O&P Clinic Rehab Hospital Payer Patient Workers Comp

Confidential Information – Not for Public Dissemination Randomized Control Study of MyoPro Use By Stroke Patients Research: Current and Planned Clinical Studies » Clinical studies across indications will drive broad scale reimbursement 21 Clinical Outcomes For Brachial Plexus Injury Patients Study of MyoPro Use For Traumatic Brain Injury Functional Benefits of MyoPro Orthosis Safety & Efficacy Study Home User Study

Confidential Information – Not for Public Dissemination Lower Extremity Products Upper Extremity Products Lower Extremity Products Upper Extremity Products Competitive Landscape No upper extremity solutions! 22 Foot Drop Stance Control Exoskeletons Wheelchairs

Confidential Information – Not for Public Dissemination Financing History Total Equity Raised to Date = $17.6M: » Individual Investors » Management » Mountain Group Capital » Mass. Life Sciences Center Largest exoskeleton user base, only devices for upper extremity, > 70% gross margins 23

Confidential Information – Not for Public Dissemination Financing Strategy / Next Steps » Regulation A+ IPO in process - Selected Investment Bank/Law Firm/ Crowdfunding - SEC Form 1 - A Submitted in Nov 2016 - Convertible Note Offering to Existing Shareholders and New Investors 24

Confidential Information – Not for Public Dissemination Myomo @ NYSE 1 st Reg A+ IPO to Be Listed on NYSE MKT Trading Symbol “MYO” Subject to Meeting NYSE Requirements Upon IPO

Confidential Information – Not for Public Dissemination Offering Terms 26 Issuer: Myomo, Inc. Headquarters: Cambridge, MA Industry: Medical Equipment & Prosthetics Type of Offering: 506(b) Private Placement Gross Proceeds: Up to $2,000,000 Over Allotment: Now expanded to total of $4,000,000 Securities Offered: Units consisting of ( i ) an 8% Convertible Promissory Note Maturing 12/31/18 and (ii) a Warrant to Purchase $10,000 of Shares of Equity Securities of the Company Unit Offering Price: $10,000 per Unit (Warrant Purchase Price = $10,000) Conversion Price: 20% Discount to Qualified Financing (>$5,000,000) - $35,000,000 Cap on Valuation for Conversion Use of Proceeds: Fund the completion of Regulation A Offering including legal expense, marketing expenses and other costs associated with the offering Expected Closing: January 15, 2016 Issuer’s Counsel: Goodwin Proctor Placement Agent: TriPoint Global Equities, LLC

Confidential Information – Not for Public Dissemination Use of Proceeds 27 Uses of Proceeds Product Development Costs $ 650,000 IPO Related Costs 500,000 Other Operating Costs 850,000 Total Uses of Proceeds $ 2,000,000

Confidential Information – Not for Public Dissemination Leadership Team » Experienced tech executives and healthcare professionals 28 Management and Board Scientific, Industry, and Veterans Advisory Boards Paul R. Gudonis – CEO Robotics, Software, HBS MBA, BSEE Ross O Zafonte , DO – Chair, SAB Harvard Medical School, Spaulding Rehab Steve Kelly – Founder, COO Serial Entrepreneur, ARCH Therapeutics Coleman Nee – Chair, Veterans Advisory Board Comm. of MA Secretary Veterans Affairs Jonathan Naft C.P.O, L.P.O , - General Manager O&P Industry Leader, BME Thomas Kirk – Board Member Former CEO, Hanger Clinics Davie Mendelsohn, VP – Sales Ossur, Ottobock, Touch Bionics Amy Knapp – Board Member Former United Healthcare executive Frederick Nahm, M.D, Ph.D. – Medical Advisor* Stroke Program Director Thomas Crowley – Board Member Med Device CEO Ralph Avi Goldwasser, CPA – CFO* Steve Sanghi – Board Member CEO, Microchip Technologies *part - time

Confidential Information – Not for Public Dissemination Why Myomo? » Only commercially available upper extremity device » Largest home user base in the exoskeleton market » Attractive gross margins of over 70% » Exclusive licensee of MIT developed IP » Clear and attainable roadmap to reimbursement code » Reduces total cost - of - care » Proven management team with exceptional advisors » Large unmet need 29

30 Confidential Information – Not for Public Dissemination Contact Information Mark Elenowitz TriPoint Global Equities, LLC Sales@TriPointGlobalEquities.com 1450 Broadway, 26 th Floor New York, NY 10018

Company Overview November 2016

Legal Disclaimer This presentation contains forward - looking statements and management may make additional forward - looking statements in response to your questions . Such written and oral disclosures are made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995 . Although we believe our expectations expressed in such forward looking statements are reasonable, we cannot assure you that they will be realized . Investors are cautioned that such forward - looking statements involve risks and uncertainties that could cause actual results to differ materially from the anticipated results, and therefore we refer you to a more detailed discussion of the risks and uncertainties in the Company’s filings with the Securities & Exchange Commission when available . The forward - looking statements contained in this presentation are made only as of today, and Myomo, Inc . is under no obligation to revise or update these forward - looking statements . TESTING THE WATERS : Myomo, Inc . is "Testing the Waters" under Regulation A under the Securities Act of 1933 . This process allows companies to determine whether there may be interest in an eventual offering of its securities . Myomo, Inc is not under any obligation to make an offering under Regulation A . No money or other consideration is being solicited in connection with the information provided, and if sent in response, will not be accepted . No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1 - A has been filed and until the offering statement is qualified pursuant to Regulation A of the Securities Act of 1933 , as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date . Any person's indication of interest involves no obligation or commitment of any kind . The information in that offering statement will be more complete than the information Myomo, Inc is providing now, and could differ materially . You must read the documents filed . No offer to sell the securities or solicitation of an offer to buy the securities is being made in any state where such offer or sale is not permitted under the "blue sky" or securities laws thereof . No offering is being made to individual investors in any state unless and until the offering has been registered in that state or an exemption from registration exists therein .

Large Unmet Need One of Every 100 People You Know Has at Least Some Form of Paralysis

Market Opportunity CAUSES OF UPPER EXTREMITY PARALYSIS STROKE BRACHIAL PLEXUS INJURY SPINAL CORD INJURY MULTIPLE SCLEROSIS TRAUMATIC BRAIN INJURY ALS * Assumes average selling price of $13.4k per device 25% o f 3M existing cases of upper extremity paralysis $10 B Total US Market Size 25% o f 350k new cases each year $1.2 B New Incidences / Year + 3x US + EU + ROW $30 B Estimate Includes: Total US Market Size Total Worldwide Market Potential

MyoPro = 3 rd Generation Product Line Exclusive Licenses on Patented Technology Developed at MIT MyoPro Elbow Training & Evaluation System Motion W (Wrist) Motion G (Powered Grasp)

How It Works: Myoelectric Orthosis 1. User’s Brain is the Controller 2. Sensors Detect Muscle Signal 3. Surface EMG Signal Processing 4. MyoPro ® Powered Arm Brace Assists with Movement

Commercial Traction New Product for Highly Leveragable O&P Channel 0 100 200 300 400 500 600 700 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 e100 mPower MyoPro Over 600 Units Shipped! MyoPro Centers of Excellence

Reimbursement Overview Hundreds of Devices Have Been Reimbursed to Date DME Misc . Code : L 3999 VA, Private Payers, Worker’s Comp Case - by - Case Coverage & Appeals Future : HCPCS Code, Coverage Policies

Competitive Landscape Lower Extremity Products Upper Extremity Products Lower Extremity Products Upper Extremity Products Foot Drop Stance Control Exoskeletons Wheelchairs Only Upper Extremity Solution

Technology & Healthcare Leadership Team Executive Management Board of Directors & Advisors Paul R. Gudonis | Chairman & CEO Robotics, Software, HBS MBA, BSEE Ross O Zafonte , DO | Chair, Scientific Advisory Board Harvard Medical School, Spalding Rehabilitation Hospital Steve Kelly | Founder, COO Serial Entrepreneur, ARCH Therapeutics Thomas Kirk | Lead Independent Director Former CEO, Hanger Clinics Jonathan Naft C.P.O, L.P.O | GM O&P Industry Leader, BME Amy Knapp | Board Member Former Senior Executive, United Healthcare Davie Mendelsohn, RN | VP Sales Ossur , Ottobock , Touch Bionics Steve Sanghi | Board Member CEO, Microchip Technologies Thomas Crowley | Board Member Experienced Med Device CEO

Financial Profile & Strategy Currently Privately Held Spun out of MIT in 2006 Approx . $ 20 M capital to date Management, Individuals and Mountain Group Capital After “Going Deep” Now Investing in Sales Expansion Revenues > $ 1 M Gross Margins > 70 % Strategic Goal = Become Standard of Care for Upper Extremity Paralysis

Regulation A+ IPO Underway $ 15 M Offering expected March 2017 To be listed NYSE MKT under trading symbol “MYO” (subject to meeting NYSE requirements upon IPO) Form 1 A to be filed November 2016 TESTING THE WATERS : Myomo, Inc . is "Testing the Waters" under Regulation A under the Securities Act of 1933 . This process allows companies to determine whether there may be interest in an eventual offering of its securities . Myomo, Inc is not under any obligation to make an offering under Regulation A . No money or other consideration is being solicited in connection with the information provided, and if sent in response, will not be accepted . No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1 - A has been filed and until the offering statement is qualified pursuant to Regulation A of the Securities Act of 1933 , as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date . Any person's indication of interest involves no obligation or commitment of any kind . The information in that offering statement will be more complete than the information Myomo, Inc is providing now, and could differ materially . You must read the documents filed . No offer to sell the securities or solicitation of an offer to buy the securities is being made in any state where such offer or sale is not permitted under the "blue sky" or securities laws thereof . No offering is being made to individual investors in any state unless and until the offering has been registered in that state or an exemption from registration exists therein .

Commercialization Plan: Investing in Growth Int’l US CE Mark, Distribution Agreements, Joint Ventures Dx Apps Product Tech Platform R&D Clinical Studies Germany, Canada, EU, China, Japan, ROW Expand Sales Force, Direct to Patent, Marketing, HCPCS, O&P Channel VA Medical Centers, MYoPro Centers of Excellence Stroke, SCI, BPI, TBI, MS, ALS, Other Software Application / Cloud - Based Clinical, Mobile / Personal, Training Games Product Development Elbow, Wrist, Hand, Shoulder, Pediatric, Clinical Additional IP, I of T (Internet of Things), Wearable Robotics

Why Myomo? Only Commercially Available Upper Extremity Medical Device Largest Home User Base in Wearable Robotics Market Attractive Gross Margins of Over 70 % Exclusive Licensee of MIT Developed IP Clear and Attainable Roadmap to Reimbursement Code Reduces Total Cost - of - Care Proven Management Team and Advisors Large Unmet Need in the US and Worldwide

Myomo Investor Deck Dec 2016

Video Transcripts

David Karchem

David

My first goal was to be able to get down on the floor and I made that after one year.

And the reason for doing that is because that’s where my grandchildren play.

Narrator

In 2009 Karchem had a stroke.

David

And I had a sudden headache, really bad.

Narrator

His entire left side left numb.

David

They never expected me to recover functionality.

Colt Brake

News Anchor

Well two and a half years ago Colt Break was a football player at Rocky Mountain Academy.

But tragedy of the field changed his life forever.

Narrator

A collision on the football field left this young athlete from Rocky Mount. in a wheelchair.

He took us back to that day in October of 2010.

Colt

First five seconds I didn’t know what was going on. I was trying to get up but I was just like glued to the ground.

Narrator

Colt’s neck was broken. He is now a quadriplegic unable to use his arms and legs.

Colt

My mother and my nurse mostly feed me…open the doors for me, turns off my lights.

Michelle Lazar

Michelle

On January 13th, 2012 I had an AVM removed, an arteriovenous malformation in my brain.

So I underwent brain surgery and was placed into a medically induced coma.

And when I woke up I was unable to move the left side of my body, my arm and my leg.

MyoPro Functional Tasks (silent)

(Man picking up a laundry basket with MyoPro.)

(Man pouring tea from kettle into thermos with MyoPro.)

(Man walking into house holding bags with MyoPro.)

(Man using computer with MyoPro.)

Michelle Lazar

Michelle

So as an occupational therapy student receiving the MyoPro device has allowed me to pursue my career in occupational therapy.

So for example if I were to be holding a Thera-Band and having a patient complete, you know, bicep exercises or anything to stabilize or measure.

I think that anyone who is a candidate for this device should seek it out and see the benefits both functionally and to help them regain there independence back.

Colt Brake Functional Task/Lifestyle (silent)

(Colt Brake using his MyoPro devices to extend and flex his arms at the elbow)

(A dog hops up on his lap and he holds and pets it with the MyoPro.)

SHAREHOLDER UPDATE – JUNE 2016

New Product Introduction and Distribution Agreement Drive Order and Revenue Growth

With the release of the new MyoPro Motion G powered grasp and our expanded sales agreement with Ossur, our new order bookings increased 142% sequentially in the first quarter compared with the fourth quarter of 2015.

Revenues for the quarter, which are based on unit shipments, increased 62% from the previous quarter as well.

We have been developing this product over the past year, in conjunction with the Cleveland VA Hospital, and received orders from the VA to fit the first group of veterans with arm and hand paralysis due to stroke with this new device.

Investor Confidential

One factor contributing to revenue and margin growth is the Average Sales Price (ASP) of the Motion G compared to our earlier products; the list price of the Motion G to established providers such as the VA is $28,730, reflecting the higher value and complexity of this breakthrough device compared to the MyoPro Elbow and Motion W (wrist) models.

Additional future revenues will be generated by our sales agreement with Ossur, which includes a minimum order commitment each quarter. More on our Ossur distribution partnership is discussed below in this shareholder report.

A Closer Look at the MyoPro Motion G (Powered Grasp)

Our new flagship product, the MyoPro Motion G, is a breakthrough for patients with arm and hand paralysis. While the earlier versions of the MyoPro product line – the Elbow and Elbow+Wrist – provided significant benefits to certain patients, we are now able to address the needs of those whose hands are also affected by their paralysis. With the addition of the Powered Grasp, users are able to perform a larger number of Activities of Daily Living, such as picking up utensils and cups to feed themselves, washing dishes, stabilizing pans on the stove to cook, doing laundry, holding a cellphone, and many others. A clinical study of these outcomes will be submitted for publication by Stephen Page, PhD, of the Ohio State University later this year.

Investor Confidential	2

The Motion G is a very complex product incorporating a total of four Electromyogram (EMG) sensors on the bicep, tricep, and inside/outside of the forearm and multiple motor units. Our engineering team had to distinguish between the user’s various neurological signals to correctly initiate the intended motion of the arm or the hand or both at the same time. We also developed a specialized training program for Occupational Therapists to use with newly fit patients.

In addition to the new hardware, we have modified the myConfig software program used by Certified Prosthetists and Orthotists to customize the settings for each user – the amount of signal amplification, threshold levels, and range of motion stops. Below is a screen shot of the new software, which gives clinicians and users an unprecedented look at their muscle signal activity involved in moving the arm and hand.

We have filed new patent applications to globally protect these innovations as we continue to expand and strengthen our Intellectual Property portfolio. And we’re already working on the next version, Motion G 1.1, which will feature a new user interface, lighter weight, and a pop-out battery to enable users to keep using their MyoPro while a second battery is re-charging.

Investor Confidential	3

Myomo Developing Plans for Initial Public Offering (IPO)

As I’ve reported in previous reports to our investors, five companies have already gone public in this emerging exoskeleton industry. We believe that Myomo is very well-positioned among these companies with the only upper extremity devices, a significant market need to address, the largest user base among the firms, and attractive gross margins and capital-efficient operations. Therefore, the Board of Directors has authorized management to develop a plan to raise capital via the new Regulation A+ IPO rules.

Several years ago, Congress passed the JOBS Act to enable earlier-stage companies to tap the public markets for investment capital. Last year the SEC issued the rules for such offerings, which are known as Regulation A+. The key points of this set of rules are:

➢	Companies may raise up to $50M from accredited and unaccredited (general public) investors;

➢	The process is designed to be less costly than the traditional IPO route for larger companies;

➢	Issuers may “test the waters” by marketing the stock offering to potential investors while waiting for the SEC to approve its Form 1A filing – a significant change from the typical “quiet period” of a traditional S-1 filing;

➢	Companies may be listed on the NASDAQ or NYSE MKT exchanges or OTC, depending on certain parameters such as amount of capital raised.

A number of companies are in the process of raising capital under these new rules, and we believe Myomo stands out as a firm that is commercial-stage, with growing revenues approaching $1M, a base of several hundred users, VA endorsement, and a large market opportunity with a proprietary product line.

The team we are working with includes Mark Elenowitz, CEO of TriPoint Global Equities, a 15-year old firm which has created a specialization in Reg A+ offerings, and David Feldman of law firm Duane Morris, known as the “godfather” of Reg A+ based on his work with the SEC on this new framework. We also plan to work with Darren Marble, CEO of CrowdFundX, a digital media firm, which will design the social media aspects of the outreach to smaller investors.

Investor Confidential	4

As you know stock markets can be unpredictable, so the timing will depend on a variety of factors including the overall health of the capital markets and investors’ demand for equity in early-stage growth companies. As we progress in our planning, I will keep you informed about the offering and the opportunity it presents to our existing shareholders.

Ossur US Sales Partnership

Ossur is conducting a series of “High Tech Product Symposiums” at selected VA hospitals across the country. In these all day sessions, Ossur product specialists and clinicians are highlighting their prosthetic product line and including the MyoPro orthosis in the agenda. The first such event was at the St. Louis VA, where Myomo brought one of our patient champions, a young man with arm paralysis due to a brachial plexus injury, to demonstrate how he is benefiting from his custom-fabricated MyoPro device.

Ms. Davie Mendelsohn, Myomo VP-Sales and Clinical Services, participates with our clinical staff and a MyoPro user at the Ossur VA Symposium.

Investor Confidential	5

Dr. Ross Zafonte to Chair Myomo’s Scientific Advisory Board

We are excited to welcome Ross O. Zafonte, DO, to Myomo as the new Chair of our Scientific Advisory Board. Dr. Zafonte is recognized in the field as a leader in Physical Medicine and Rehabilitation (PM&R), and he heads this department at Spaulding Rehabilitation Hospital in Boston, where he also oversees clinical research. In addition, he is the Chair of Harvard Medical School’s PM&R department, and he is the department chair of PM&R at Massachusetts General Hospital and Brigham and Women’s Hospital. He is a noted speaker at international medical conferences and has published over 200 papers on rehabilitation practices, pharmaceuticals, and technology.

We are looking forward to Dr. Zafonte’s leadership of the SAB, where he will recruit other academic researchers and practitioners to provide us with guidance on clinical research, product strategy, and best practices to achieve maximum outcomes for MyoPro users.

Massachusetts Life Sciences Center (MLSC) Loan Agreement Extended

Back in 2011, Myomo was awarded a $750,000 Accelerator Loan Grant from the MLSC, which aided our ability to raise private capital, develop the MyoPro product line, and create jobs in the Commonwealth of Massachusetts.
The loan terms required us to repay this loan plus accrued interest in June, 2016; we have reached agreement to extend this maturity by one year, or until we raise at least $5M of capital from new investors or conduct an IPO. We look forward to repaying this loan upon a successful public offering or other financing.

Investor Confidential	6

Saving a Young Man’s Arm from Amputation

A male in his 20s suffered nerve damage (brachial plexus injury) in a car accident, and after nerve transfer surgery was unsuccessful, he was headed for an amputation of the impaired arm and fitting of a prosthetic device.

One of the MyoPro-trained physicians recommended our device instead to save the arm and save money by avoiding the surgical costs and the prosthetic (together could total over $100,000).

We worked with the patient and clinicians involved to present the case to his insurance plan, Blue Cross Blue Shield, and we were pleased to see this approval of the MyoPro for the young man.

Investor Confidential	7

Financial Results: Q1 2016

Myomo, Inc.

Condensed Income Statements, January 1 – March 31, 2016

Unaudited (000)

	Q1 2016	Full Year 2015
Revenue	$217	$723

Cost of Sales	59	247
Gross Margin	158	476
%	73%	66%

Operating Expenses
Research and Development	201	832
Sales, General and Admin.	674	2,933

Total Operating Expenses	875	3,765
Loss from Operations	$(717)	$(3,289)

Myomo, Inc.

Condensed Balance Sheet, March 31, 2016

Unaudited (000)

ASSETS
Current Assets:	Q1 2016	12/31/15

Cash	$979	$1,043
Accounts Receivable	236	116
Inventory	253	269
Prepaid Expenses	126	177
Other Current Assets	2	7
Total Current Assets	1,596	1,612

Long Term Receivables	267	254
Sales Demo Equipment, net	81	116
Other	34	38
TOTAL ASSETS	$1,978	$2,020

LIABILITIES & EQUITY

Current Liabilities:

Notes Payable	$262	$148
Convertible Notes Payable	1,020	425
Accounts Payable	126	139
Accrued Expenses	223	166
Accrued Interest	70	30
Other Current Liabilities	69	31
Total Current Liabilities	1,770	939

Notes Payable, non-current	1,363	1,476
Accrued Interest, non-current	423	396
Total Liabilities	3,556	2,811
Equity	(1,578)	(791)
TOTAL LIABILITIES & EQUITY	$1,978	$2,020

Investor Confidential	8

Key Initiatives for 2016

As I laid out in my Q1 Shareholder Report, our primary strategies for this year are:

“Go Deep” Sales Strategy: We are continuing with our Controlled Rollout using our limited sales/clinical field resources to work with a few O&P practices and the VA system to demonstrate repeat sales and penetration of specific markets. In addition to orders from the Mayo Clinic/Limb Lab MyoPro Specialty Center and the Cleveland Clinic/Cleveland VA cluster, we are adding new customers such as Loma Linda Hospital in California, and the Columbus, Ohio VA facility.

Product Development: With the release of the MyoPro Motion G 1.0, our Engineering team is hard at work designing the next version of the product, which will be lighter, feature a new user interface, and offer a pop-out battery for longer life since we’re finding users want to wear their devices throughout the day to perform functional tasks at home and work.

International Distribution Partnership: This next version of the MyoPro will obtain a CE Mark, which makes the device eligible for distribution in the European Union. We have numerous inquiries from patients, therapists, and potential distributors in various countries, and we are working on sales partnerships to expand the market opportunity for the company’s products.

Research and Reimbursement: The key to broader reimbursement of the MyoPro product line is clinical research, which further establishes its efficacy, patient benefits, and positive healthcare economics. Research studies will be published this year from the Rehabilitation Institute of Chicago and the Ohio State University, and we are working with other researchers to build upon this base. We are also laying the groundwork for the company’s application for a unique HCPCS product code and associated policy guidelines and payment amount from the Centers for Medicare and Medicaid Services (CMS), which oversees these federal programs.

Exoskeleton Industry Leadership: With access to greater capital resources, we will be able to expand our sales/marketing presence in the US and international markets. We have demonstrated that we have a scalable distribution channel by establishing MyoPro Specialty Centers with rehab hospitals, MDs, therapists, and orthotics and prosthetics practices, and the additional funding will enable us to put more “feet on the street” to recruit and train clinical staff at these facilities.

We are looking forward to an exciting year in which we expect growing sales, new product launches, additional clinical and sales partners, and raising the capital, which will enable us to accelerate the company’s progress. Thanks for your continued support as we deliver life-changing technology to the large number of individuals who can once again use their paralyzed limbs.

/s/ Paul R. Gudonis
Paul R. Gudonis
Chief Executive Officer	June 24, 2016

Investor Confidential	9

Board of Directors, Leadership Team Listing

Board of Directors

Steve Kelly
Chairman

Paul R. Gudonis
CEO

Thomas F. Kirk
Director

Byron Smith
Director

Thomas Crowley
Director

Corporate Advisors

Mitchell Bloom
Corporate Counsel, Goodwin Procter

Don J. Troy, CPA
DiCicco, Gulman & Company LLP

Karin Gregory
Legal Counsel, Furman, Gregory LLP

David Feldman
Partner, Duane Morris LLP

Scientific Advisory Board

Ross O. Zafonte, DO
Chair

Frederick Nahm, MD, PhD

Leadership Team

Paul R. Gudonis
CEO

Steve Kelly
President and COO

Jonathan Naft
CPO, General Manager, O&P Division

Gene Tacy
VP Engineering

Davie Mendelsohn, RN
VP Sales and Clinical Services

Ralph Goldwasser
CFO*

Frederick Nahm, MD, PhD
Chief Medical Officer*

Alan Weinberg
Director Marketing*

*part-time

Legal Disclaimer: Myomo, Inc. may undertake a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.

Investor Confidential	10

Myomo Executive Summary

July 2016

Company Profile

Myomo, Inc. (My Own Motion) is a commercial-stage medical device company, and leader in the emerging medical robotics industry which enables users to overcome paralysis. Based on technology developed at and licensed from the Massachusetts Institute of Technology (“MIT”), Myomo markets the MyoPro product line of lightweight, powered arm braces to restore function in the paralyzed limbs of individuals that have suffered a stroke, spinal cord injury, or other neuro-muscular disability such as MS or ALS. The MyoPro is a myoelectric orthosis which is registered with the FDA as a Class I device, and the company has supplied over six hundred units for patient use through clinical relationships with VA healthcare facilities, leading rehabilitation hospitals, and Orthotics and Prosthetics (“O&P”) practices. It is the only device to help paralyzed individuals increase movement in weakened arms using their own neurological signals so that they can feed themselves, carry household objects, and return to work.

The Company’s mission is to conquer paralysis by enabling individuals to regain motion in their affected limbs with advanced technology. Since its inception in 2006, we have continually enhanced our products so that the current MyoPro devices are custom-fabricated, wearable orthotics designed for use at home and work. The portable braces are made of lightweight aerospace metal, and include advanced signal processing software, noninvasive sensors, robotic components, and a battery unit. The device is worn as a functional aid, but is also used to potentially re-teach arm movement to the brain.

Myomo’s strategic goal is to become the standard of care for individuals with paralysis. Our strategy is to establish the Company as the market leader in myoelectric-controlled orthotics, building a set of products, software applications, and value-added services based upon its patented technology platform. We have recently introduced the first powered grasp for the hand, and we anticipate that our future products may include devices for the shoulder, leg, knee, and ankle, sized for both adults and children, along with non-medical applications for industrial and military markets.

After creating a strong base of operations in the US, Myomo plans to expand into international markets via local partnerships to meet the large global need.

Myomo’s go-to-market model includes a direct sales force calling on VA and rehab hospitals and O&P practices which provide the device to their patients. The MyoPro product line has been approved by the VA system for impaired veterans, and over a dozen VA facilities have already ordered devices for their patients. We recently entered into a distribution agreement with Össur, a worldwide leader in orthotics and prosthetics, which has begun to market the MyoPro product through its US sales force.

Investor Confidential	11

Myomo’s devices are currently referred for patients at leading rehabilitation facilities through the Company’s clinical partners, including Mayo Clinic, Cleveland Clinic, Walter Reed National Military Medical Center, Loma Linda Medical Center, Massachusetts General Hospital, and others.

The Company has been recognized as a winner of MIT’s 50K business plan competition; was selected by the Massachusetts Life Science Center for a loan grant; and was named by the Massachusetts Technology Leadership Council as “Product of the Year” in 2011. Last year, Soldier Strong, a veterans support organization, selected the MyoPro as a product it would donate to veterans who were otherwise unable to receive a device.

The Company is headquartered in Cambridge, Massachusetts.

First mover in a large, untapped market

Based on research from the Christopher and Dana Reeve Foundation, approximately 5.5 million individuals in the US have some form of paralysis. The Company estimates that there may be as many as 3 million cases of upper extremity impairment, and an estimated 350,000 new cases occur each year due to strokes, motor vehicle trauma, workplace accidents, or the incidence of neurological disorders. We believe that approx. 25% of these individuals are medically-qualified candidates for the device, which represents a market size of $10B in the US, growing at $1.2B annually. The addressable global market size is several times larger. The conventional wisdom is that after six months of rehab therapy after a stroke or other neurological injury, whatever deficit the patient has will remain for the rest of their lives. Myomo is the first and only company that is providing devices to restore arm function in these individuals, enabling them to return to work, live more independently, and reduce overall healthcare and support costs. While there are alternatives to move a person with lower extremity impairments, there is no lower cost or portable alternative to restoring functional ability to patients with upper extremity paralysis. Significant milestones have been accomplished including technology development, commercialization, regulatory, IP, and initial distribution partnerships.

Investor Confidential	12

Experienced leadership team of technology executives and healthcare professionals

The management team consists of individuals who have built companies based on new technologies (hardware, software, wireless, Internet services, robotics), along with experienced professionals from the orthotics and prosthetics industry, neurology, and rehabilitation services. The executives and board members bring the experience of having worked in start-up ventures as well as multi-billion dollar public companies to Myomo.

Breakthrough technology – safe, reliable brain-machine interface

Myomo process of translating brain signal to limb movement
The MyoPro is controlled via the Company’s proprietary brain-machine interface technology, which uses non-invasive sensors on the surface of the skin to decipher the body’s muscle signals – what is called electromyography control or “EMG”. While myoelectric prosthetics for upper extremity amputees have been commercialized by other firms in the past, we believe the MyoPro is the only assistive device for those who have their limbs but can’t move them. Myomo holds the patent for myoelectric limb orthotics based on technology originally developed at MIT, in collaboration with medical experts affiliated with Harvard Medical School, and we have extended our patent portfolio to Europe and Japan in addition to patent filings for new products and control mechanisms.

Path to Growth and Value Creation for Investors

The Company has the largest base of powered orthotics users in the US, with over 600 units shipped since initial product introduction, the majority of which have been covered by commercial health insurance plans, worker’s compensation, or the VA system. Myomo is conducting additional clinical studies with the Rehabilitation Institute of Chicago, the Ohio State University Stroke Center, and the Mayo Clinic, and will use the results of these studies to obtain favorable coverage policies from commercial payers and CMS (Medicare), which we believe will expand clinical adoption and grow sales. Through its controlled introduction of the MyoPro, the Company has demonstrated that it can generate MyoPro demand in a few markets in the US, and that additional sales and marketing resources will enable the company to replicate this success in a growing number of metro areas.

Investor Confidential	13

Financing Plans

To date, Myomo has raised approx. $20M of capital, primarily from angel investors and family offices (80 stockholders), venture firm Mountain Group Capital, and the Massachusetts Life Science Center. With this funding, we have developed products that are delivering benefits to patients; established an initial distribution channel including O&P practices, Össur and the VA system; and obtained device reimbursement from a variety of payers.

Currently, the Company is also planning to raise additional capital through an Initial Public Offering (“IPO”) under the new Regulation A+ rules approved by the SEC, which enable earlier-stage companies to fund their expansion. This additional capital will be used for the national rollout of the new MyoPro for the hand, completion of several additional clinical studies, establishing our first international distribution agreement, and the Company’s application for a unique device code (HCPCS code) from Medicare in the future.

To finance the Company through the IPO process, Myomo is offering Convertible Notes to accredited investors to raise up to $2M. The Notes offer a conversion price into shares of the company’s common stock at a discount to the IPO purchase price per share plus warrants to purchase shares of common stock at the IPO offering price exercisable for a period of three years.

For more details on the Convertible Note offering, please contact me at paul@myomo.com or 617-401-2623. Additional information about the company, its products, and patient outcomes are available at www.myomo.com.

Paul R. Gudonis

Chief Executive Officer

July 26, 2016

Legal Disclaimer: Myomo, Inc. may undertake a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.

Investor Confidential	14

SHAREHOLDER UPDATE – SEPTEMBER 2016

Myomo Initial Public Offering (IPO) Plans Underway

As discussed in my June 2016 Shareholder Report, we have begun the process of preparing to raise growth capital in the coming months under the new Regulation A+ (Reg A+) IPO rules issued by the Securities and Exchange Commission (SEC), as outlined in the JOBS Act passed by Congress several years ago.

We have been working with the team consisting of New York-based investment bank TriPoint Global Equities, law firm Duane Morris, and digital media firm CrowdFundX to prepare the company’s SEC filings and to conduct the public offering. The next step is to submit Myomo’s offering statement, Form 1-A, with the SEC, which commences the IPO process. After the SEC reviews and qualifies the offering (which we are hoping can be completed in about 90 days), we will be in a position to accept orders for the newly-issued stock.

We have held discussions with the major stock exchanges, and we hope to be the first of the Reg A+ IPO companies to be listed on the New York Stock Exchange’s small-company exchange, the NYSE MKT.

In the photo to the right, I am joined by Mark Elenowitz, CEO of TriPoint, and Paul Dorfman of the NYSE during our visit to the trading floor this summer.

Subject to meeting their listing requirements upon completion of the IPO, Myomo will be traded under the symbol “MYO,” and we will be a full-reporting company issuing quarterly and annual financial statements and other filings to our shareholders.

Paul Dorfman, NYSE (left) Paul R. Gudonis, CEO Myomo (center) Mark Elenowitz, CEO TriPoint Global Equities (right)

Investor Confidential	15

While we expect to conclude this IPO process over the next 4-6 months, stock markets are volatile, and there can be no assurance that we will be able to successfully complete this transaction in this time period, or that we can raise the funds we are hoping to raise.

New Audit Firm Selected: Marcum LLP

To prepare the company’s financial statements for the IPO, the Board of Directors has selected Marcum LLP as our auditors going forward. After interviewing several firms which audit publicly-held companies, we engaged Marcum LLP to re-audit the past two years and to provide the financial statements to be included in our Form 1-A filing. They have experience with medical device companies as well as firms which are going through the Reg A+ IPO process.

2nd Quarter Orders Continue on Growth Track

I’m pleased to report that new orders (bookings) in the second quarter of 2016 have continued on their growth trajectory. With the introduction of the MyoPro Motion G (powered arm and grasp), our order value per unit has increased, and we are providing this new product to a growing number of patients: Veterans at the VA hospitals in Cleveland, Columbus OH, and Sacramento CA; and Limb Lab, one of our MyoPro Specialty Center Orthotics and Prosthetics providers, has now fit its first Motion G user. In addition, Ossur’s quarterly minimum order commitment is also reflected in the results shown here:

Investor Confidential	16

Amy Knapp Appointed to Myomo Board of Directors

I wish to welcome Amy Knapp, a former healthcare insurance executive, to our Board of Directors as we continue to expand the commercialization of the MyoPro product line.

Her appointment adds to the depth of experience in the healthcare industry that characterizes the company’s board and management team.

While many private insurance payers, the VA system, and worker’s compensation plans have already covered the cost of a MyoPro for patients, Amy’s expertise in the field of reimbursement should enable increased access to our technology for individuals who need our devices to return to work and live independently, while reducing their overall healthcare costs.

Ms. Knapp stated, “Myomo offers a valuable solution to the many patients who are left with paralysis due to a stroke, spinal cord injury, or other neurological disorder. I look forward to working with the company in its mission to become the standard of care for those afflicted with upper extremity paralysis.”

Ms. Knapp has held a number of roles at United Health Group with profit and loss responsibility for various customer segment and regional business units as large as $15 billion in annual revenue.  She also serves on many healthcare related boards of directors including: Mt. Sinai Medical Center (a thousand bed teaching hospital in Miami Beach); Affinity Health Plan (a Medicaid health plan in the Bronx); and Voxiva (a text based digital health and wellness company in Washington DC). She earned a BA from Pomona College, Claremont, CA and an MBA from the University of Southern California.

I would also like to thank Byron Smith of Mountain Group Partners (MGP) for serving on the Board of Directors since their initial investment in 2013. He has left the board since this venture capital firm’s policy is to exit from the board of portfolio companies prior to their initial public offering. His strategic thinking and support as well as the work of his MGP colleagues have benefited the company in many ways during our relationship.

Investor Confidential	17

Standing Room Only for Myomo Workshop @ AOPA

Myomo conducted a Manufacturer’s Workshop at the American Orthotics and Prosthetics Association (AOPA) national conference for Certified Prosthetists and Orthotists (CPOs) who attended the event in Boston earlier this month.

As shown in this photo from the session, Myomo General Manager, Jonathan Naft, CPO and Biomedical Engineer, introduced the clinical value of the MyoPro to a standing room only crowd of 45 participants in the class.

The purpose of the training was to explain patient selection, the delivery process, and reimbursement. Sam Kesner, PhD, who heads Myomo’s research program, also presented the very positive outcomes from several recent clinical studies.

National O&P Industry Magazine Features MyoPro on its Cover

O&P Edge, the widely read publication for the Orthotics and Prosthetics industry, has put the MyoPro on the cover of its Fall 2016 issue. As you can see in this photo, the custom-fabricated MyoPro can be personalized for each user.

In this case, Lucinda, who lost the ability to use her right arm and hand due to a stroke in 2009, has been fit with a MyoPro and has regained the ability to do household tasks such as cooking, cleaning, and doing her daughter’s hair.

Lucinda has also returned to work, where she uses her MyoPro during the day so that she can use both arms again.

Investor Confidential	18

Financial Results for 2016 Year-to-Date

Since our financial statements are being re-audited by Marcum LLP to comply with public company reporting and in preparation for the IPO filing, we will provide financial results for Q1 and Q2 2016 after their review.

At June 30, 2016, our cash balance was approximately $650,000, and since then we have raised $1M of new financing from the issuance of Convertible Notes to existing and new accredited investors. These Notes will convert into shares of Myomo’s common stock upon completion of the IPO.

A Busy Fall Season Ahead

In the coming months, we will focus on:

➢	Expanding the rollout of the new MyoPro Motion G product to additional MyoPro Specialty Centers and VA hospitals;

➢	Launching a new multi-site clinical study to further demonstrate the value of the MyoPro orthosis;

➢	Entering into an international distribution partnership to start in 2017 upon obtaining CE Mark for the MyoPro product line;

➢	Moving the IPO process forward with the SEC filing and introducing Myomo to prospective investors in our equity offering.

Thank you for your investment support to bring us to this point, and I look forward to raising the next round of growth capital so that we can invest in scaling up the business and delivering our products to a much larger number of individuals who can benefit from them.

I would also like to thank Steve Kelly, Myomo’s founder, for serving as Chairman of the Board of Directors during the past seven years. With the upcoming transition to a publicly traded company, Steve recommended to the board that I assume the Chairman role from him, which the board approved. Steve continues in his role as Myomo’s Chief Operating Officer, overseeing Engineering and Operations for the company.

/s/ Paul R. Gudonis
Paul R. Gudonis
Chairman and Chief Executive Officer
September 30, 2016

Investor Confidential	19

Board of Directors, Leadership Team Listing

Board of Directors

Paul R. Gudonis
Chairman and CEO

Steve Kelly
President and COO

Thomas F. Kirk
Director

Thomas Crowley
Director

Amy Knapp
Director

Corporate Advisors

Mitchell Bloom
Corporate Counsel, Goodwin Procter

Don J. Troy, CPA
DiCicco, Gulman & Company LLP

Karin Gregory
Legal Counsel, Furman, Gregory LLP

David Feldman
Partner, Duane Morris LLP

David C. Bukzin

Partner in Charge, NYC Office, Marcum LLP Independent Registered Auditor

Scientific Advisory Board

Ross O. Zafonte, DO
Chair

Frederick Nahm, MD, PhD
Medical Advisor*

Leadership Team

Paul R. Gudonis
Chairman and CEO

Steve Kelly
President and COO

Jonathan Naft
CPO, General Manager, O&P Division

Gene Tacy
VP Engineering

Davie Mendelsohn, RN
VP Sales and Clinical Services

Ralph Goldwasser
CFO*

Frederick Nahm, MD, PhD
Medical Advisor*

Alan Weinberg
Director Marketing*

*part-time

Legal Disclaimer: Myomo, Inc. may undertake a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.

Investor Confidential	20

SHAREHOLDER UPDATE – DECEMBER 2016

Myomo Enters Into New Distribution Agreement with Ottobock

We are pleased to announce that Myomo has entered into a multi-year, international distribution agreement with Ottobock, the world leader in prosthetics and a major provider of orthotic and mobility devices.

Ottobock, founded in Germany in 1919, has a network of distributors and service companies in 56 countries, including 130 clinical facilities, which provide a broad set of technologically-advanced prosthetics, orthotics, durable medical equipment, and clinical services to meet the mobility needs of patients.

Under this agreement, Ottobock will resell the MyoPro product line through its Orthotics sales force in the US, focusing on VA Medical Centers, and then expanding sales to Canada and Germany upon Myomo obtaining regulatory approval in these countries.

We expect to obtain CE Mark (required for EU sales) for the next version of the MyoPro in the near future, thus enabling us to begin providing the device to patients for a clinical study in Germany, followed by broader commercialization.

This sales partnership with Ottobock replaces the current reseller arrangement we have with Ossur, which expires at the end of this year. While we have enjoyed a positive working relationship with Ossur, Ottobock’s larger reach and volume commitments should enable us to better address the large need for assistive technology for those with paralysis in the US and international markets.

Shown in the following photos are the key Ottobock executives involved in the Orthotics business unit with Myomo management, and the Ottobock team which attended the initial MyoPro training session at our HQ this month.

From L to R: Scott Schneider, Ottobock Chief Future Development Officer and President, MedicalCare – North America; Paul R. Gudonis, CEO Myomo; Frank Bomers, Ottobock Global Head of Orthotics; Chris Nolan, Ottobock VP-Orthotics – North America; Davie Mendelsohn, Myomo VP-Sales and Clinical Services; Dave Slipher, Ottobock Director of Sales, Orthotics – North America; Jonathan Naft, Myomo VP and General Manager.

Investor Confidential	21

Stefanie Dunaway, Myomo’s Clinical Services Manager, and LeRoy Oddie, Myomo Clinical Support Specialist Manager, conduct training class for Ottobock clinical support and sales leadership to prepare for January 1, 2017 MyoPro launch.

Initial Public Offering (IPO) Update

In mid-November, we submitted our Form 1-A to the US Securities and Exchange Commission (SEC) to commence their review of our planned IPO. We have recently received their comments, and we are working to file the next version of the Form 1-A for further SEC review. While timetables are never exact and equity markets are volatile, we are hopeful that our IPO will be approved and completed in the first half of 2017.

In the meantime, Myomo has been “Testing the Waters” with investor conference presentations and social media postings by digital marketing firm CrowdFundX. Using Facebook, Twitter, and crowd financing sites, we have been informing prospective investors about Myomo and the proposed IPO. TriPoint Global Equities has introduced the Banq online investing platform, and Myomo is presented as an investment opportunity where individual investors and institutions can learn about the company and indicate an interest in the Offering.

www.banq.co

Investor Confidential	22

Earlier this month, we met with prospective investors and presented at the LD Micro conference in Los Angeles, and we attended the Crowd Invest Summit with CrowdFundX CEO Darren Marble.

Investor presentation at LD Micro Conference	Myomo Clinical Specialist Pam Whitman with Paul Gudonis and Darren Marble of CrowdFundX at Crowd Financing Summit

Here are a few of the social media posts, which you can follow and “Like” on Facebook at https://www.facebook.com/myopro1 and on Twitter at @myomoinc.

Once the Myomo stock offering is qualified by the SEC, we intend to employ a hybrid selling strategy, conducting an institutional road show, utilizing a syndicate of broker-dealers to inform their clients, and using social media to attract the general public as investors in the company.

Investor Confidential	23

As the IPO process continues, we will be providing Myomo investors with a summary of your shareholdings and other information about your ownership of the company’s stock. The Board of Directors and a majority of shareholders have approved a 16-to-1 reverse stock split, which we are in the process of implementing. We have also hired transfer agent company VStock, which will mail statements of shareholdings to our investors in early 2017.

Myomo Welcomes New Board Member – Steve Sanghi

I am pleased to announce that Steve Sanghi, CEO of Microchip Technology Inc., has been appointed to the company’s board of directors. His appointment adds to the depth of experience among the company’s board and management in building technology-based businesses and public company governance.

He is a very experienced technology company CEO who has established a leading company in microprocessors and integrated circuits, which are at the heart of Myomo’s product line and future developments.

Mr. Sanghi said, “Myomo’s products employ advanced robotics technology to enable individuals with upper extremity paralysis to use their impaired arms and hands and regain function so that they can return to work, live independently, and have a higher quality of life. I look forward to working with the company to continue its product leadership and to assist it in the transition to a publicly-traded company.”

Mr. Sanghi has served as Chief Executive Officer of Microchip Technology Inc. since October 1991, and Chairman of the Board of Directors since October 1993, growing its annual revenues to over $3 billion from $89 million during his tenure. In June 1995, Mr. Sanghi received the Arizona Entrepreneur of the Year award. He is co-author of the book “Driving Excellence: How the Aggregate System Turned Microchip Technology from a Failing Company to a Market Leader (Wiley; April 2006),” along with Michael J. Jones, Microchip’s former head of human resources.

He has also held executive positions at Waferscale Integration, Inc., and Intel Corporation, as well as serving on the boards of directors of several publicly-traded technology companies. Mr. Sanghi holds a Masters of Science degree in Electrical and Computer Engineering from the University of Massachusetts, and a Bachelor of Science degree in Electronics and Communication from Punjab University, India.

Investor Confidential	24

MyoPro Center of Excellence – Cleveland

Our marketing and sales strategy over the past two years has been to “Go Deep” in selected markets. We have established MyoPro Centers by teaming up with leading Orthotics and Prosthetics clinical practices that work with regional hospitals, physicians and therapists to introduce the MyoPro to patients with paralysis.

One of our MyoPro Centers is Geauga Rehabilitation Engineering (GRE) in the Cleveland, Ohio area, which works with the Cleveland Clinic, the Cleveland VA Medical Center, University Hospital, Lake Health, and Metro Health hospital network. GRE recently conducted a day-long Education Event to present the MyoPro orthotics to clinical staffs and to evaluate individuals who could benefit with a custom-fabricated MyoPro to use at home or work.

Investor Confidential	25

MyoPro Research to be Published

Over the past two years, Stephen Page, PhD, of The Ohio State University Stroke Center, has been conducting a clinical study on the functional benefits of the MyoPro Motion G powered grasp.

Dr. Page has informed us that his research on the device and its value to users will be published in the American Journal of Physical Medicine and Rehabilitation (AMP&R), the most-highly respected publication in this clinical field. We believe this peer-reviewed publication will serve to educate clinicians, patients, and insurance payers on how the MyoPro benefits individuals with hemi-paresis due to stroke so that they can perform Activities of Daily Living such as feeding themselves and living more independently.

Steve Kelly to Retire from Myomo

Since spinning the company out of MIT, Steve Kelly has served in various roles over the past ten years: Chairman, President, and Chief Operating Officer, and now that the Myomo is planning its IPO, he has decided to retire from day-to-day operations of the company. This transition will occur over the next several months, and we have a very capable executive team in place, which will assume these duties.

Steve will stay involved with Myomo as a Strategic Advisor, providing technology guidance to our Engineering team and continuing his work on research and reimbursement direction.

I’d like to thank Steve for asking me to join him in leading the company and being a very helpful partner in building the Myomo team and achieving the progress the company has made and positioning it for future growth.

Investor Confidential	26

Financial Results: Six Months 2016

Product revenues grew by 47% in the first six months of the year compared to same period in 2015, driven by growth in units shipped and higher revenue per unit with the introduction of the MyoPro Motion G. Grant revenue declined as projects were completed, leading to overall revenue increase of 15%

CONDENSED BALANCE SHEETS

	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Current Assets:
Cash	$644,160	$1,042,618
Accounts receivable	235,240	115,642
Inventories	90,478	98,023
Prepaid expenses and other	104,333	113,876
Total Current Assets	1,074,211	1,370,159

Inventory, non-current	63,000	105,000
Deferred offering costs	169,098	6,276
Equipment (net)	23,432	27,429

Total Assets	$1,329,741	$1,508,864

LIABILITIES, REDEEMABLE AND CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
Notes payable, shareholder	$876,458	$147,650
Convertible promissory notes	-	325,000
Convertible promissory notes, related party	-	100,000
Accounts payable and other accrued expenses	543,295	349,845
Accrued interest	81,082	-
Deferred revenue	113,935	22,725
Total Current Liabilities	1,614,770	945,220

Notes payable, MLSC (net of debt discount)	1,193,984	747,671
Notes payable, shareholder (net of debt discount)	-	728,808
Convertible promissory notes	1,080,000	-
Convertible promissory notes, related party	100,000	-
Accrued interest	38,788	425,326
Total Liabilities	4,027,542	2,847,025

Redeemable and Convertible Preferred Stock:	12,617,868	12,563,501

St Stockholders' Deficiency	(15,315,669)	(13,901,662)

Total Liabilities, Redeemable and Convertible Preferred Stock and Stockholders’ Deficiency	$1,329,741	$1,508,864

Investor Confidential	27

MYOMO, INC.

CONDENSED STATEMENTS OF OPERATIONS (unaudited)

For the six months ended June 30,	2016	2015

Revenue	$470,990	$409,912

Cost of revenue	109,252	147,037

Gross margin	361,738	262,875

Operating expenses:
Research and development	471,366	444,973
Selling, general and administrative	1,137,067	1,653,179

	1,608,433	2,098,152

Loss from operations	(1,246,695)	(1,835,277)

Other expense (income)
Interest expense, net	140,765	93,270
	140,765	93,270

Net loss	(1,387,460)	(1,928,547)

Investor Confidential	28

Board of Directors Approve Increased Size of Convertible Note Offering

I would like to thank the investors who participated in our convertible note financing, which was initiated this past summer. The Convertible Note, which offers a discount to the IPO price plus warrants, has been over-subscribed, and to date we have raised a total of $2.4M through the sale of these Notes from accredited investors. The Board of Directors and Note holders have approved expanding the cap on the Notes to $4M to raise additional capital prior to the qualification of our Initial Public Offering.

With the funds raised through the Convertible Note offering, the cash balance at December 1, 2016 was approximately $1.2M.

Upcoming Activities

In the near future, we plan to:

➢	Continue the regulatory and fundraising efforts relating to the IPO;

➢	Launch the Ottobock sales partnership in the United States;

➢	Complete the development and testing of the next version of the MyoPro product line, which will feature a new user interface, popout battery, lighter weight, and software enhancements;

➢	Initiate several additional clinical studies of the MyoPro and its functional benefits to users;

➢	Establish additional MyoPro Centers of Excellence in selected metro areas;

Happy Holidays

As we enter the Holiday season, all of us at Myomo thank you for your continued backing of our efforts, and we wish you a happy and healthy new year.

Sincerely,

/s/ Paul R. Gudonis
Paul R. Gudonis
Chairman and CEO
December 21, 2016

Investor Confidential	29

Board of Directors, Leadership Team Listing

Board of Directors

Paul R. Gudonis
Chairman and CEO

Thomas F. Kirk
Director

Thomas Crowley
Director

Amy Knapp
Director

Steve Sanghi
Director

Corporate Advisors

Mitchell Bloom
Corporate Counsel, Goodwin Procter

Don J. Troy, CPA
DiCicco, Gulman & Company LLP

Karin Gregory
Legal Counsel, Furman, Gregory LLP

David Feldman
Partner, Duane Morris LLP

David C. Bukzin
Partner in Charge, NYC Office, Marcum LLP
Independent Registered Auditor

Scientific Advisory Board

Ross O. Zafonte, DO (Chair)

Frederick Nahm, MD, PhD

Leadership Team

Paul R. Gudonis
Chairman and CEO

Steve Kelly
President and COO

Jonathan Naft
CPO, General Manager, O&P Division

Gene Tacy
VP Engineering

Davie Mendelsohn, RN
VP Sales and Clinical Services

Ralph Goldwasser
CFO*

Frederick Nahm, MD, PhD
Medical Advisor*

Alan Weinberg
Director Marketing*

*part-time

Allison Brashear, MD

Steven Kirshblum, MD

Legal Disclaimer: Myomo, Inc. may undertake a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.

Investor Confidential	30

Myomo Inc. Announces Proposed Regulation A+

Initial Public Offering and

Plan to List on the NYSE MKT

Cambridge, MA, November 18, 2016 /MarketWired/ -- Myomo, Inc., a commercial-stage medical robotics company whose products enable users to overcome upper extremity paralysis (www.myomo.com), announced today that it has confidentially submitted a Form 1-A with the Securities and Exchange Commission (SEC) relating to the proposed initial public offering of its common stock under the recently amended provisions of Regulation A pursuant to the Jumpstart Our Business Startups (JOBS) Act of 2012. The number of shares to be offered and the price range for the proposed offering have not yet been determined.  Myomo intends to apply for listing its common stock on the NYSE MKT under the ticker symbol "MYO."

TriPoint Global Equities, LLC, along with its online division BANQ®, will act as the lead managing selling agent and book runner for the offering. Investors may register indications of interest at www.banq.co.

Myomo intends to use the proceeds from the offering to fund its sales and marketing expansion, product development, repayment of debt and for working capital and other general corporate purposes.

Myomo specializes in myoelectric orthotics for people with neuromuscular disorders. Myomo developed the MyoPro® product line which is based on its patented myoelectric technology developed at the Massachusetts Institute of Technology (MIT). The orthosis, available on a physician’s order, is a non-invasive, powered brace used for the purpose of supporting and moving a patient’s weak or deformed arm and hand to re-enable functional activities. The company’s products can help restore function in individuals with neuromuscular conditions such as stroke, peripheral nerve injury, spinal cord injury, ALS, and others.

The amendments to Regulation A, known as "Regulation A+," were adopted by the SEC pursuant to Title IV of the JOBS Act and became effective in June 2015. Regulation A+ is designed to allow early stage growth companies to raise up to $50 million in a public offering through a process that provides streamlined and lower-cost access to the capital markets for the issuer and provides investors the opportunity to participate in an IPO for these potentially high growth companies.

Myomo, Inc. is currently a privately held company headquartered in Cambridge, MA. For more information please visit www.myomo.com.

Investor Confidential	31

Forward-Looking Statements

This press release may include ''forward-looking statements.'' To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking.  Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the offering statement we have filed with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Energy Hunter does not undertake any duty to update any forward-looking statements except as may be required by law.

Legal Disclaimer

The offering will be made only by means of an offering circular. An offering statement on Form 1-A relating to these securities has been filed confidentially with the Securities and Exchange Commission but has not yet become qualified.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A+ offering is non-binding and involves no obligation or commitment of any kind.

Contact:

Alan Weinberg

Director of Marketing

Myomo, Inc.

(617) 861-4191

alan@myomo.com

Investor Confidential	32

TTW Information Distributed

To: Myomo Shareholders

Last week we took the first step in launching our Initial Public Offering (IPO) to raise capital to invest in continued growth of our company.  Attached is the press release which announced our submission of the Form 1-A to the Securities and Exchange Commission (SEC).  We can commence our IPO once the Form 1-A is qualified by the SEC, as to which there can be no assurance.

Thank you for your past investments and support of Myomo.  We look forward to updating you on the process as the potential IPO progresses, including providing information about future possible trading opportunities.

Regards,

Paul

Legal Disclaimer

The offering will be made only by means of an offering circular. An offering statement on Form 1-A relating to these securities has been filed confidentially with the Securities and Exchange Commission but has not yet become qualified.

This email shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A+ offering is non-binding and involves no obligation or commitment of any kind.

Investor Confidential	33

Myomo recently took the first step in launching its Initial Public Offering (IPO) to raise capital to invest in continued growth of the company.  Attached is the press release which announced submission of the Form 1-A to the Securities and Exchange Commission (SEC).  Myomo can commence its IPO once the Form 1-A is qualified by the SEC, as to which there can be no assurance.

Legal Disclaimer

The offering will be made only by means of an offering circular. An offering statement on Form 1-A relating to these securities has been filed confidentially with the Securities and Exchange Commission but has not yet become qualified.

This email shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A+ offering is non-binding and involves no obligation or commitment of any kind.

Investor Confidential	34

Conquering Upper L i mb Paralysis with Wearable Medical Robotics Corporate Presentation January 2017

Legal Disclaimer This presentation contains forward - looking statements and management may make additional forward - looking statements in response to your questions . Such written and oral disclosures are made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995 . Although we believe our expectations expressed in such forward looking statements are reasonable, we cannot assure you that they will be realized . Investors are cautioned that such forward - looking statements involve risks and uncertainties that could cause actual results to differ materially from the anticipated results, and therefore we refer you to a more detailed discussion of the risks and uncertainties in the Company’s filings with the Securities & Exchange Commission when available . The forward - looking statements contained in this presentation are made only as of today, and Myomo, Inc . is under no obligation to revise or update these forward - looking statements . TESTING THE WATERS : Myomo, Inc . is "Testing the Waters" under Regulation A under the Securities Act of 1933 . This process allows companies to determine whether there may be interest in an eventual offering of its securities . Myomo, Inc is not under any obligation to make an offering under Regulation A . No money or other consideration is being solicited in connection with the information provided, and if sent in response, will not be accepted . No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1 - A has been filed and until the offering statement is qualified pursuant to Regulation A of the Securities Act of 1933 , as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date . Any person's indication of interest involves no obligation or commitment of any kind . The information in that offering statement will be more complete than the information Myomo, Inc is providing now, and could differ materially . You must read the documents filed . No offer to sell the securities or solicitation of an offer to buy the securities is being made in any state where such offer or sale is not permitted under the "blue sky" or securities laws thereof . No offering is being made to individual investors in any state unless and until the offering has been registered in that state or an exemption from registration exists therein . 2

Why Myomo? Large Unmet Need in the US and Worldwide for Upper Limb Paralysis Only Commercially Available Upper Limb Medical Device Platform Technology Reduces Total Cost - of - Care Growing Body of Clinical Evidence Largest Home User Base in Wearable Robotics Market Exclusive Licensee of MIT Developed IP Clear and Attainable Roadmap to Reimbursement Code Attractive Gross Margins of Over 70 % Proven Management Team and Advisors 3

Myoelectric Orthotics: Restore Function, Real World Benefits 1. User’s Brain is the Controller 2. Sensors Detect Muscle Signal 3. Surface EMG Signal Processing 4. MyoPro ® Powered Arm Brace Assists with Movement Neuroscience & Robotics Technology for Cost - effective Treatment of Upper Limb Paralysis 4

Medical Robotics Technology Refined & Enabled for Everyday MyoPro Elbow Training & Evaluation System Motion G (Powered Grasp) Motion W (Wrist) 5 Exclusive Licenses on Patented Technology Developed at MIT » Commercial Stage; Registered with FDA as low risk Class II Device Non - invasive, signals are read from sensors resting on skin » 3 rd generation MyoPro models weigh 2 - 4 pounds Each generation has offered more function, lighter weight and improved margins

Proven Technology & Healthcare Leadership Executive Management Board of Directors & Advisors Paul R. Gudonis | Chairman & CEO Robotics, Software, HBS MBA, BSEE Ross O. Zafonte , DO | Chair, Scientific Advisory Board Harvard Medical School, Spaulding Rehabilitation Hospital Gene Tacy , MSEE | VP of Engineering Intel, GE Corporate R&D, NComm Inc. Thomas Kirk | Lead Independent Director Former CEO, Hanger Clinics Jonathan Naft C.P.O, L.P.O | GM O&P Industry Leader, BME Amy Knapp | Board Member Former Senior Executive, United Healthcare Davie Mendelsohn, RN | VP Sales Ossur , Ottobock , Touch Bionics Steve Sanghi | Board Member CEO, Microchip Technology Inc. Thomas Crowley | Board Member Experienced Med Device CEO 6 Ralph Goldwasser , CPA | CFO Unica Corporation, BBN Inc., Avici Systems

Significant Unmet Need One of Every 100 People You Know Has at Least Some Form of Paralysis 7

Large Market Opportunity CAUSES OF UPPER EXTREMITY PARALYSIS STROKE BRACHIAL PLEXUS INJURY SPINAL CORD INJURY MULTIPLE SCLEROSIS TRAUMATIC BRAIN INJURY ALS * Assumes average selling price of $13.4k per device 25% o f 3M existing cases of upper extremity paralysis $10 B Total US Market Size 25% o f 350k new cases each year $1.2 B New Incidences / Year + 3x US + EU + ROW $30 B Estimate Includes: Total US Market Size Total Worldwide Market Potential 8

Foundation Established, Poised for Growth Lower Limb Products Upper Limb Products Lower Limb Products Upper Limb Products Foot Drop Stance Control Exoskeletons Wheelchairs 9 Only Commercially Available Upper Limb Product Line

Compelling Economic Benefits Enable Users to Return to Work, Raise Children, or Use Both Arms to Accomplish Vocation Allow Individuals with Difficulties Performing Activities of Daily Living to Live Safely at Home** • Restoration of upper limb function will result in fewer fall related emergency room visits • Increase level of activities • Avoid need for institutionalization • Promotes productivity at home and in the work environment • Financial and social benefits of employment, engagement Vital case made for : » reduction in total cost of care » fewer medications and surgical interventions » economic cost and burden of unemployment, decreased productivity » improved output on easy to use, portable, lightweight system **In the US, 5% of community residents require daily help, consuming 23% of all healthcare spending 10

Supported by Growing Body of Clinical Evidence Randomized Control Study of MyoPro Use By Stroke Patients Clinical Outcomes For Brachial Plexus Injury Patients Study of MyoPro Use For Traumatic Brain Injury Functional Benefits of MyoPro Orthosis Safety & Efficacy Study Home User Study 11

Commercial Plan in Effect 12 R&D Phase I Initial “Go Deep” Sales Program Phase II Channel Expansion Phase III Broader Adoption Phase IV Standard of Care Phase V 2006 2011 2015 2018E 2020E

Positioned for Broader Adoption Hybrid Sales & Marketing Strategy with Steady Progress on Product, Distribution, Data, Reimbursement 0 100 200 300 400 500 600 700 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 e100 mPower MyoPro Platform Technology: 3 rd Generation in Market with Growing Pipeline MyoPro Centers of Excellence 13 Over 20 VA Hospitals Prescribing

Growth Pipeline Across Product, Indication, & Geographic Reach 14 Growth Opportunity Current Position Arm Hand Fingers Shoulder U.S. International IOT Data Streaming My Config Training Games Value - Added Software Indications** Products Geographic Markets Stroke TBI MS ALS BPI SCI Myoelectric Limb Orthotics Platform Technology **Indicated for the treatment of upper limb paralysis in stroke, traumatic brain injury (TBI), brachial plexus injury (BPI), spi nal cord injury (SCI), multiple sclerosis (MS), and amyotrophic lateral sclerosis (ALS; Lou Gehrig’s disease) Wrist Pediatric Additional IP

Over 600 Units Shipped Across Indications Stroke survivor living independently Brain injury, back at work Quadriplegic using arms again Targeted Patient Strategy Reinforces Outcomes: Average 6 - 12 Month Cycle From Evaluation to Fabrication, Fitting/Calibration, Training & End Use 15

Results Driven Sales & Marketing Programs Well Defined Sales Channels and End Markets Targeted to Effectively Scale 16 Direct Sales 3,000 US O&P Clinics Veterans Private Payers, Workers Comp Sales Channel Customer Groups MyoPro Centers of Excellence

US Reimbursement: Strategy for Broad Coverage Hundreds of Devices Have Been Reimbursed to Date DME Misc . Code : L 3999 Reimbursement ranges from $ 20 , 000 to $ 50 , 000 based on MyoPro model VA, Private Payers, Worker’s Comp Case - by - Case Coverage & Appeals Next Steps : HCPCS Code, Coverage Policies 17

US Reimbursement Roadmap 18 2016 2017E 2018E to 2019E Covered: L3999 Code Individual Cases HCPCS Code Application Unique Code, Policy & Allowable Individual Cases; Appeals MyoPro Added To Coverage Policies VA Private Payer Workers Comp Medicare Bolstered by Evidence Based Medicine, Economic Benefit Analysis

Target Milestones Strategic Goal: Become Standard of Care for Upper Limb Paralysis 2016 2017E 2018E 2019E R&D / Regulatory / Clinical Reimbursement Sales & Commercial Operations 19 CE Mark MyoPro CMS Policy HCPCS Code Application Ottobock Distribution (3 Years) OSU Functional Study RIC Safety & Efficacy Study US Sales Only MyoPro 1.1 Pivotal Multi - Site Study Pediatric MyoPro VA Coverage Private Payer Coverage Policies German Study German Coverage Policy MyoPro Centers of Excellence Germany Other EU Markets Asia Markets Canada

Peer Comparisons 20 Upper Limb Exoskeleton; Lower Limb MyoMo ReWalk (NASD: RWLK) Ekso Bionics (NASD: EKSO) Cyberdyne (Other OTC: CYBQY) Bionik Lab (Other OTC: BNKL) Commercial Yes Yes Yes Yes Yes Revenue (LTM) ~$1M + ~$6M ~$13M (~$12M device) ~$10M ~$400K Gross Margin ~70%+ ~20% ~18% ~17% (device) ~64% ~61% Reimbursement DME Misc Code, VA Coverage VA Coverage Limited Japan None Regulatory Approvals Class II (low risk) Class II 510(K) Japan Class II Indications Stroke, Brachial Plexus Injury, Spinal Cord Injury , MS, TBI, ALS Spinal Cord Injury Hemiplegia Spinal Cord Injury: L5 to C7 NA Stroke , Paraplegic Market cap ~ USD Private ~$50M ~$90M ~$2B ~$30M Source: MyoMo

Corporate Profile Corporate Structure Spun out of MIT in 2006 Approx . $ 20 M capital raised to date Privately held : Management, Individuals and Mountain Group Capital Financials Revenues > $ 1 M Gross Margins > 70 % Operations Outsourced, ISO certified manufacturing 20 FTE Headquarters : Cambridge, MA 21

Regulation A+ IPO Underway $ 15 M Offering expected March 2017 To be listed NYSE MKT under trading symbol “MYO” (subject to meeting NYSE requirements upon IPO) Form 1 A filed January 2017 TESTING THE WATERS : Myomo, Inc . is "Testing the Waters" under Regulation A under the Securities Act of 1933 . This process allows companies to determine whether there may be interest in an eventual offering of its securities . Myomo, Inc is not under any obligation to make an offering under Regulation A . No money or other consideration is being solicited in connection with the information provided, and if sent in response, will not be accepted . No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1 - A has been filed and until the offering statement is qualified pursuant to Regulation A of the Securities Act of 1933 , as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date . Any person's indication of interest involves no obligation or commitment of any kind . The information in that offering statement will be more complete than the information Myomo, Inc is providing now, and could differ materially . You must read the documents filed . No offer to sell the securities or solicitation of an offer to buy the securities is being made in any state where such offer or sale is not permitted under the "blue sky" or securities laws thereof . No offering is being made to individual investors in any state unless and until the offering has been registered in that state or an exemption from registration exists therein . 22

Why Myomo? Large Unmet Need in the US and Worldwide for Upper Limb Paralysis Only Commercially Available Upper Limb Medical Device Platform Technology Reduces Total Cost - of - Care Growing Body of Clinical Evidence Largest Home User Base in Wearable Robotics Market Exclusive Licensee of MIT Developed IP Clear and Attainable Roadmap to Reimbursement Code Attractive Gross Margins of Over 70 % Proven Management Team and Advisors 23

Paul R. Gudonis Chairman

& CEO info@myomo.com (617) 861 - 4191 24 Conquering Upper L i mb Paralysis with Wearable Medical Robotics